Exhibit 23.1

                         Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of Anthracite Capital, Inc. on Form S-3 of our report dated March 21, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Anthracite Capital, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deliotte & Touche LLP


New York, New York
Sepember 20, 2001